Contacts: Investors and Analysts: Tim Leveridge T +01 404.676.7563 Media: Petro Kacur T +01 404.676.2683	The Coca-Cola Company Global Public Affairs & Communications Department P.O. Box 1734 Atlanta, GA 30301

THE COCA-COLA COMPANY ANNOUNCES ACTIONS TO DRIVE STRONGER GROWTH

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Maintaining its long-term high single-digit EPS growth target while adjusting its net revenue target to mid single-digit growth and replacing its operating income metric with profit before tax (All long-term growth targets are on a comparable currency neutral basis)

•	Streamlining and simplifying its operating model to drive the speed and agility of the organization and provide line of sight to aligned compensation targets

•	Expanding productivity initiatives with $3 billion in expected annualized savings by 2019

•	Refocusing on its core business model of building the world’s greatest beverage brands and leading an unmatched global system of strong local bottling partners
ATLANTA, Oct. 21, 2014 – The Coca-Cola Company today announced actions to reinvigorate growth. These actions support the previously announced five strategic priorities to restore momentum and the Company’s long-term growth target of high single-digit comparable currency neutral EPS.
"We are taking decisive action to position The Coca-Cola Company to continue delivering long-term value for our shareowners," said Muhtar Kent, Chairman and Chief Executive Officer of The Coca-Cola Company. "We have taken a hard look at our progress to date and realize that while the strategies we laid out at the beginning of the year are on the right track, the scope and pace of our actions must increase. In addition to announcing an expanded productivity program, we are streamlining our operations and further aligning our incentive plans to deliver against our growth objectives. We are also evolving our 2020 Vision to reflect these changes. Within this context, we are maintaining our long-term high single-digit EPS growth target, while changing our operating income metric to profit before tax and adjusting our net revenue target to mid single-digit growth.

"While we expect the macroeconomic environment to remain challenging through 2015, we are confident in our ability to return to sustainable growth over the long term. This confidence is supported by the attractive long-term dynamics of our industry and the unparalleled reach of our brands and our global system. We are fully dedicated to strengthening our position as the world’s leading beverage company."
KEY INITIATIVES
The Company introduced the following initiatives to reinvigorate growth:
Streamlining and simplifying its operating model to speed decision making and enhance local market focus. These organizational changes, along with the previously announced changes being made to long-term incentive metrics, will empower employees and link line-of-sight accountability to business results.
Expanding its current successful productivity program by targeting annualized savings of $3 billion per year by 2019. This productivity program will focus on four key areas:

•	Restructuring the Company’s global supply chain, including manufacturing in North America;

•	Implementing zero-based budgeting across the organization;

•	Streamlining and simplifying its operating model; and

•	Driving increased discipline and efficiency in direct marketing investments.
As a result of these productivity initiatives, the Company expects to fund the marketing initiatives and innovation required to deliver sustainable net revenue growth. These savings will also support margin expansion and increased returns on invested capital over time.
Refocusing on its core business model of building the world’s greatest beverage brands and leading an unmatched global system of strong local bottling partners. This will include refranchising the majority of Company-owned North American bottling territories by the end of 2017 and a substantial portion of the remaining territories no later than 2020.
Strategically targeting brand and growth investments that leverage its global strengths. This includes previously announced plans to improve the quantity and quality of marketing, as well as making future investments that will target markets and categories where brands remain underfunded relative to the opportunity. The Company has a disciplined strategy for incremental investments, prioritizing spending in markets where the Coca-Cola system has the right price/package architecture and execution capabilities in place. We will also continue to grow investments in our still beverages while leveraging our new partnership model.

Focusing on driving revenue and profit growth across markets while providing local operations with a clear line of sight and aligned compensation targets. Beginning in 2015, revenue growth will be added as a metric in the Company’s incentive plans. The Company will adjust the relative importance of volume and price/mix in each market in order to drive the right behavior for each market type.

LONG-TERM GROWTH TARGETS AND FINANCIAL IMPLICATIONS
As described above, the Company is maintaining its long-term high single-digit EPS growth target, adjusting its net revenue target to mid single-digit growth, and targeting profit before tax in place of operating income to account for increased equity income growth from its new partnership model. Going forward, the Company will have a profit before tax target of 6% to 8%.
"While investments made in recent months are yielding early signs of progress, we recognize that our five strategic priorities and the initiatives announced today will take time to produce results," Kent added. "We remain confident in the vibrancy of the nonalcoholic ready-to-drink beverage industry and are determined to make the necessary changes to sustainably meet or exceed our long-term growth targets. At the same time, we are cautious in our near-term outlook given challenging macroeconomic conditions. In this context, our 2020 Vision will remain focused on delivering value growth ahead of the industry for our system."
The Company expects to be below its long-term EPS growth target in 2014 and, based on the current outlook, does not expect comparable currency neutral EPS growth in 2015 to be significantly different from 2014. Further, the Company expects fluctuations in foreign currency exchange rates to have an unfavorable impact on its results in 2015. Based on current spot rates, existing hedge positions, and the cycling of 2014 rates, the Company expects a mid single-digit headwind on profit before tax in 2015. Longer term, the Company intends to return to delivering against its stated growth targets.
Supplemental materials that support the prepared remarks for the Company’s conference call with investors and analysts today, Oct. 21, 2014 at 9:30 a.m. EDT, will be available for download on the Company’s website, http://www.coca-colacompany.com in the "Investors" section.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is the world's largest beverage company, refreshing consumers with more than 500 sparkling and still brands. Led by Coca-Cola, one of the world's most valuable and recognizable brands, our Company's portfolio features 17 billion-dollar brands including Diet Coke, Fanta, Sprite, Coca-Cola Zero, vitaminwater, Powerade, Minute Maid, Simply, Georgia and Del Valle. Globally, we are the No. 1 provider of sparkling beverages, ready-to-drink coffees, and juices and juice drinks. Through the world's largest beverage distribution system, consumers in more than 200 countries enjoy our beverages at a rate of 1.9 billion servings a day. With an enduring commitment to building sustainable communities, our Company is focused on initiatives that reduce our environmental footprint, support active, healthy living, create a safe, inclusive work environment for our associates, and enhance the economic development of the communities where we operate. Together with our bottling partners, we rank among the world's top 10 private employers with more than 700,000 system associates. For more information, visit Coca-Cola Journey at www.coca‑colacompany.com, follow us on Twitter at twitter.com/CocaColaCo, visit our blog, Coca-Cola Unbottled, at www.coca-colablog.com or find us on LinkedIn at
www.linkedin.com/company/the-coca-cola-company.

Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity concerns; water scarcity and poor quality; evolving consumer preferences; increased competition and capabilities in the market place; product safety and quality concerns; increased demand for food products and decreased agricultural productivity; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States or in other major markets; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials or packaging materials; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the availability of our products; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; adverse weather conditions; climate change; damage to our brand image and corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues, even if unwarranted; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; one or more of our counterparty financial institutions default on their obligations to us or fail; an inability to realize additional benefits targeted by our productivity and reinvestment program; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multiemployer plan withdrawal liabilities in the future; an inability to successfully integrate and manage our Company-owned or -controlled bottling operations; global or regional catastrophic events; and other risks discussed in our Company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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